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                                                                   EXHIBIT 10.30

DIRECTOR INCENTIVE OPTION AGREEMENT dated for reference as at the 30th day of December, 1996.


BETWEEN:

          PORTACOM WIRELESS, INC., a company duly incorporated under the laws of the State of Delaware, with an office at #11 -1155 Melville Street, in the City of Vancouver, in the Province of British Columbia, V6Z 4G4.

          (the "Company")

                                                            OF THE FIRST PART

AND:

          STEPHEN LEAHY
          3995 Hillcrest Avenue
          North Vancouver, B.C.
          V7R 4B7

          (the "Director ")

                                                            OF THE SECOND PART


WHEREAS:

A.        The Director is a director of the Company.

B. It is advantageous for the Company to grant to the Director stock options to purchase the Company's shares as an incentive for services to be rendered to the Company by the Director.

IN CONSIDERATION OF THESE PREMISES, AND THE COVENANTS AND AGREEMENTS HEREIN CONTAINED IN THIS AGREEMENT, THE PARTIES COVENANT AND AGREE AS FOLLOWS:

1.        Grant of Options.  The Company grants to the Director, irrevocable
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within the time limited by this Agreement, options (the "Options") to purchase free and clear of all liens, charges and encumbrances, in aggregate, 90,000 common shares of the Company (the "Option Shares") at the price per Option Share set out in paragraph 2.
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2.        Term and Price.  Subject as hereinafter provided, the Options may be
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exercised by the Director during the period December 30, 1996 to December 30,
2001 inclusive (the "Option Term"), at a price of $2.68 (U.S.) per share, or such other price as may be approved by the Vancouver Stock Exchange.

3.        Exercise of Options.  The Director may exercise the Options either
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wholly or in part any time and from time to time within the Option Term by transmitting notice in writing to the Company setting out the number of shares to be purchased, together with payment for those shares by certified cheque, bank draft or wire order.

4.        Continuing to Act in Designated Capacity.  The Options are subject to
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the Director continuing to act as a director of the Company during the Option
Term. If the Director should cease to continue to act as a director of the Company during the Option Term for any reason except by reason of death, then the Options allocated to such Director pursuant to paragraph 1 shall be terminated without further action of the Company and become null and void within thirty (30) days of the Director so ceasing to act.

5.        Corporate Authority.  Prior to the issuance of any of the Option
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Shares the Company will take or cause to be taken all necessary steps to validly and effectively approve or authorize the allotment and issuance by the Company of the Option Shares.

6.        Death of Optionee.  In the event of the death of the Director, the
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Options allocated to the Director may be exercised by the Director's estate or legal representative for a period of six (6) months from the date of death.

7.        Options Personal.  The Options granted are personal to the Director
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and shall not be assigned or transferred.  It is acknowledged and agreed that the Director has not been induced to exercise any of the Options or to purchase any of the Option Shares pursuant to this Agreement by expectation of employment or, if applicable, continued employment with the Company.

8.        Regulatory and Shareholder Approvals.  This Agreement and any
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amendments hereto and the Options provided for herein are subject to the approval of the Vancouver Stock Exchange, and are further subject to the approval of the shareholders of the Company in a general meeting prior to any exercise of the Options as a result of the Director being considered to be an "insider" of the Company as that term is defined in the Securities Act (British Columbia). In addition, the Director acknowledges that there may be resale restrictions and reporting requirements imposed upon any or all of the Option Shares. The Director agrees to abide by any resale restrictions as may be imposed and any and all reporting requirements as prescribed by the Securities Act (British Columbia) and the rules and regulations pursuant thereto, and, if the Director is not a resident of British Columbia, further agrees to abide by all applicable securities laws (including, but not limited to such hold periods as may be applicable in respect of any resale of the Option Shares as a result of such securities laws) in the jurisdiction in which the Director is resident.
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9.        Adjustment of Terms on Capital Alterations.  If, during the Option
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Term, there is a subdivision, consolidation, redivision, or reclassification of the issued common shares of the Company, the class, number and price of the balance of the Option Shares to be issued in respect of any of the Options thereafter will be adjusted proportionately.

10.       Notice of Exercise.  Notice of exercise of the Options shall be deemed
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to be well and sufficiently given if sent by prepaid registered mail or delivered to the Company at the address set forth above together with the appropriate exercise payment.

11.       Counterparts.  This Agreement may be executed in several parts in the
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same form and such parts as so executed shall together form one original agreement, and such parts if more than one shall be read together and construed as if all the signing parties had executed one copy of this Agreement.

12.       Enurement.  This Agreement shall enure to the benefit of and be
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binding upon the parties to this Agreement and their respective heirs, executors, administrators and successors.

13.       Headings.  The paragraph headings that appear at the beginning of each
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paragraph of this Agreement are not intended to form a part of this Agreement, but are inserted for convenience of reference only.

14.       Time of the Essence.  Time shall be of the essence.
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15.       Governing Law.  This Agreement shall be governed and construed in
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accordance with the laws of the Province of British Columbia.
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THE PARTIES have executed this Agreement as at the day first above written.

THE CORPORATE SEAL OF PORTACOM            )
 WIRELESS, INC. was hereunto affixed in   )
 the presence of:                         )
                                          )
                                          )
                                          )
Authorized Signatory                      )
                                          )           C/S
                                          )
Authorized Signatory                      )
                                          )





SIGNED, SEALED AND DELIVERED by       )
 STEPHEN LEAHY, in the presence of:   )
                                      )
                                      )
                                      )
__________________________________    )
WITNESS                               ) ______________________
                                        STEPHEN LEAHY